Ruskin Moscou Faltischek, P.C.

          Writer’s Direct Dial:  (516) 663-6600
Writer’s Direct Fax:  (516) 663-6601

January 5, 2017

Microbot Medical Inc.
175 Derby St. 27/1
Hingham, MA 02043

Re:           Registration Statement on Form S-3 Filed by Microbot Medical Inc.

Ladies and Gentlemen:

We have acted as counsel to Microbot Medical Inc., (the “Company”) in connection with the preparation and filing of that certain Registration Statement on Form S-3 (the “462(b) Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $586,641 of any combination of (i) common stock, par value $0.01 per share of the Company (“Common Stock”), (ii) preferred stock of the Company (“Preferred Stock”), (iii) one or more series of debt securities of the Company (“Debt Securities”), and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”). The Common Stock, Preferred Stock, Debt Securities, and Warrants are sometimes referred to collectively herein as the “Securities”. The 462(b) Registration Statement is filed in connection with, and incorporates by reference the information contained in, the Shelf Registration Statement on Form S-3 (Registration No. 333-193100), filed with the Securities and Exchange Commission on December 27, 2013 and declared effective on January 8, 2014 (the “Shelf Registration Statement” and together with the 462(b) Registration Statement, the “Registration Statements”), including the prospectus which forms a part of the Shelf Registration Statement, as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statements provide that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements.

In rendering this opinion, we have: (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Microbot Medical Inc.
January 5, 2017

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.           Each series of Debt Securities will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, when (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof pursuant to which the Debt Securities are to be issued, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which the Debt Securities of such series are offered and sold by the Company; (ii) the Debt Securities shall have been issued in the form and containing the terms described in the Registration Statements, any applicable Prospectus Supplements, and the corporate action; and (iii) the Debt Securities shall have been duly authenticated, executed, sold and delivered in accordance with the terms thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other security, or upon exercise of any other security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

2.           The Common Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of the Common Stock in accordance with the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and applicable law, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Common Stock is offered and sold by the Company; and (ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other security, or upon exercise or conversion of any other security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

Microbot Medical Inc.
January 5, 2017

3.           Each series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof in accordance with the Certificate of Incorporation and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Preferred Stock is offered and sold by the Company; (ii) certificate of designations to the Certificate of Incorporation establishing the designations, preferences and rights of the series of Preferred Stock being issued and delivered have been duly filed with the Delaware Secretary of State; and (iii) the certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly sold and delivered to the purchasers thereof against payment of the agreed consideration thereof in accordance with the applicable underwriting, purchase or similar agreement or upon exchange or conversion in accordance with the terms of any other security, or upon exercise of any other security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

4.           Each series of Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) such Warrants shall have been duly authorized, executed and delivered by the Company; (ii) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof in accordance with the Certificate of Incorporation and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which action shall remain in full force and effect, without amendment or modification, at all times at which such Warrants are offered and sold by the Company; (iii) any and all actions required to validly issue the securities issuable upon exercise of the Warrants shall have been taken; and (iv) such Warrants shall have been duly executed and authenticated or countersigned as provided in the warrant agreement relating thereto and duly sold and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

The foregoing opinions are limited to the applicable (i) federal law of the United States, (ii) the law or the State of New York, and (iii) the Delaware General Corporation Law, each as in effect on the date on which the Commission declares the 462(b) Registration Statement effective (the “Effective Date”), and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the Effective Date, and we undertake no obligation to advise you of any changes in applicable laws after the Effective Date or of any facts that might change the opinions expressed herein that we may become aware of after the Effective Date.  Our opinions are also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.

Microbot Medical Inc.
January 5, 2017

The foregoing opinions assume that, at or prior to the time of delivery of any such Security: (i) the 462(b) Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to such Security shall have been timely filed with the Commission and any required exhibits shall have been timely filed with the Commission in an amendment to the Registration Statement; (iii) none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) a sufficient number of shares of Common Stock or Preferred Stock, as the case may be, will be authorized and available for issuance and the consideration thereof will not be less than the par value of the shares of Common Stock or Preferred Stock, as the case may be.

Our opinion is intended solely for the benefit of the Company, and may not be relied upon for any other purpose or by any other person or entity without our prior written consent, except that we consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,

/s/ Ruskin Moscou Faltischek, P.C.
RUSKIN MOSCOU FALTISCHEK, P.C.